                              FIRST NATIONAL BANK


                          GENERAL ESCROW INSTRUCTIONS
                          ---------------------------


1. These instructions will become effective only when First National Bank ("Escrow Agent") receives them fully executed by all parties hereto. Such parties acknowledge that no escrow will exist and none of the provisions herein will be effective until such fully executed instructions have been received by Escrow Agent. If any funds, documents or property are delivered to Escrow Agent prior to receipt of these fully executed escrow instructions, Escrow Agent will return such items to the party so depositing at their request.

2. It is agreed by the parties hereto that as far as Escrow Agent's rights and liabilities are involved, this transaction is an escrow and not any other legal relationship, and Escrow Agent is an escrow holder only on the foregoing expressed terms. Escrow Agent shall not be responsible or liable in any manner whatsoever for the following: (1) the sufficiency or correctness as to form, manner of execution or validity of any documents deposited in escrow; (2) the identity, authority, or right of any person executing the same, either as to documents of record or those handled in this escrow; or (3) the failure of any party to comply with any of the provisions of any agreement contract or other instrument filed or deposited in this escrow or referred to in these escrow instructions. Escrow Agent's duties hereunder shall be limited to the safekeeping of funds, documents or property received by Escrow Agent, and for the disposition of the same in accordance with the written instructions accepted by Escrow Agent in this escrow. Escrow Agent shall not be required to take any action regarding the collection, maturity or legality of any obligations deposited therewith unless otherwise instructed in writing. Escrow Agent shall not be liable for any of Escrow Agent's acts or omissions done in good faith, nor for any claims, demands, losses or damages made, claimed or suffered by any party to this escrow, excepting such as may arise through or may be caused by Escrow Agent's willful misconduct or gross negligence.

3. It is mutually understood and agreed by all parties in this escrow, jointly and severally, that all funds received in this escrow may be deposited with a state-chartered or national bank with other escrow funds, by Escrow Agent. Escrow Agent is authorized and instructed to utilize the services of a sub-escrow agent, within the scope of Sections 1738.4 and 1738.5 of the California Administrative Code, as a depository for any funds and/or documents deposited with Escrow Agent prior to close of escrow, if necessary. All disbursements shall be made by check of Escrow Agent, unless Escrow Agent is otherwise instructed in writing and deemed to be acceptable by Escrow Agent. Escrow Agent shall not be obligated to identify or to guarantee the signature of any payee of any disbursement check of Escrow Agent.

4. The knowledge of Escrow Agent of matters affecting this escrow, provided such facts do not prevent compliance with these instructions, does not create any liability or duty in addition to the responsibility of Escrow Agent set forth hereunder. Escrow Agent shall not be obligated to make any physical examination of any real or personal property described in any document deposited into this escrow. The parties hereto agree Escrow Agent is not making any representations whatsoever regarding any such property and that it is not to be concerned with nor liable for the condition of said property.

5. Escrow Agent shall not be responsible for conducting a lien or title search with respect to any party to this escrow or property which may be deposited in this escrow or referred to in any document related hereto. Should the parties desire that Escrow Agent conduct any lien or title search, the parties requesting the same shall deliver separate and specific written escrow instructions to Escrow Agent along with an agreement to pay Escrow Agent's additional escrow fees.

6. Escrow Agent shall be under no obligation or liability for failure to inform the parties to this escrow regarding any sale, loan, exchange, or other transaction or facts within the knowledge of Escrow Agent concerning this escrow, provided it does not prevent Escrow Agent's compliance with these instructions. Escrow Agent shall not be responsible for in any way whatsoever nor concerned with any question of usury in any loan or encumbrance, whether new or of record, which may arise before the close of escrow. Escrow Agent shall not be concerned with giving any disclosures otherwise required by Federal or State law.

7. ALL NOTICES, DEMANDS AND INSTRUCTIONS MUST BE IN WRITING. No notice, demand, instruction, amendment, supplement or modification of these escrow instructions shall be of any effect in this escrow until delivered in writing to Escrow Agent and mutually executed by all parties. Escrow Agent shall only be concerned with the directives expressly set forth in the escrow instructions, supplements and amendments thereto. These escrow instructions may be executed in counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts together shall constitute the same document.

8. It is agreed that the parties hereto shall cooperate with Escrow Agent in carrying out these escrow instructions and completing this escrow. Said parties shall deposit into escrow, upon request, any additional funds, instruments, documents, instructions, authorizations, or other items that may be necessary to enable Escrow Agent to comply with demands made on it by third parties, to secure policies of title insurance, or to otherwise carry out the terms of their instructions and close this escrow.

9. In the event conflicting demands are made or served upon Escrow Agent or any controversy arises between the parties hereto or with any third person growing out of or relating to this escrow, Escrow Agent shall have the absolute right to withhold and stop all further proceedings in, and performance of, this escrow, until Escrow Agent receives written notification satisfactory to Escrow Agent of the settlement of the controversy by agreement of the parties thereto, or by the final judgment of a court of competent jurisdiction. All of the parties to this escrow hereby jointly and severally promise and agree to pay promptly on demand as well as to indemnify Escrow Agent and to hold Escrow Agent harmless from and against all claims, demands, costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities of every kind which Escrow Agent may incur or suffer in connection with or arising out of this escrow, whether said litigation, interpleader, obligation, liabilities or expense arise during the performance of this escrow or subsequent thereof, directly or indirectly. In the event of conflicting demands on the Escrow Agent by the parties hereto, the Escrow Agent may, at its option, deposit any and all funds in question with the court that would have jurisdiction over such matter, and in such event, Escrow Agent is relieved of any further responsibility in connection with this escrow.

10. Escrow Agent shall be given a lien upon all rights, titles and interests of each of the parties hereto and all escrow papers and other property, funds and monies deposited into this escrow to protect Escrow Agent's rights, including but not limited to, it rights as to indemnification and reimbursement. If the parties fail to timely pay any fees, costs or expenses due Escrow Agent hereunder, on demand, or fail to timely pay for costs and attorneys' fees incurred in any litigation, administrative action and/or arbitration, each of the parties hereto agree to pay a reasonable fee for any attorney services which may be required to collect such fees or expenses, whether attorneys' fees are incurred before trial, at trial, on appeal or in arbitration.

11. It is agreed and understood by the parties hereto that the fees to be paid to Escrow Agent for its services are for ordinary and usual services only, and should there be any extraordinary or unusual services rendered by Escrow Agent, the parties agree to pay reasonable compensation to Escrow Agent for such extraordinary or unusual services, to-ether with any costs and expenses which may be incurred by Escrow Agent in connection with the same. It is also agreed and understood that in the event this escrow is canceled, Escrow Agent shall be entitled to compensation for such services as Escrow Agent has rendered in connection with this escrow.

12. This escrow shall close on the day upon which Escrow Agent has disbursed all funds, documents or property being held by Escrow Agent under these instructions, and has performed all other duties required hereunder. Escrow Agent is authorized to destroy or otherwise dispose of any and all documents, papers, escrow instructions, correspondence and records or other material constituting or pertaining to this escrow at any time after five (5) years from the date of: (1) the close of escrow; (2) the date of cancellation; or (3) the date of the last activity without liability and without further notice to the parties.

13. These instructions shall supersede any provisions contained in any agreement, document or instrument deposited with Escrow Agent that conflict with or otherwise vary with these instructions.

     IN WITNESS WHEREOF, the undersigned have executed these escrow instructions effective as of _____________, 2001.


Escrow Agent:                 FIRST NATIONAL BANK


                              By:_______________________
                                 Name:
                                 Title:

Pledgor:                      AEROVOX, INC.


                              By:_______________________
                                 Name:
                                 Title:


Pledgees:                     HOBIR HOLDING B.V.


                              By:_______________________
                                 Name:
                                 Title:


                              KATO HOLDING B.V.


                              By:_______________________
                                 Name:
                                 Title:


                              BIRES INVESTMENTS, B.V.


                              By:_______________________
                                 Name:
                                 Title:

                              TAKO HOLDING, B.V.


                              By:_______________________
                                 Name:
                                 Title:


                              KASRI HOLDING B.V.


                              By:_______________________
                                 Name:
                                 Title:


                              RENKO INVESTMENTS B.V


                              By:_______________________
                                 Name:
                                 Title:



Pledgee's Representative      ___________________________
                              Enrique Sanchez Aldunate